OpenText Increases Share Repurchase Program to US$450 Million and Establishes Automatic Share Purchase Plan

WATERLOO, Ontario – March 13, 2025 – OpenText™ (NASDAQ: OTEX), (TSX: OTEX) (the Company), today announced that it has increased its previously announced Fiscal 2025 normal course issuer bid (NCIB) by US$150 million, to purchase for cancellation up to a maximum aggregate value of US$450 million of its common shares (Common Shares). The maximum number of Common Shares that may be acquired under the NCIB will remain unchanged at the 21,179,064 Common Shares previously approved by the Toronto Stock Exchange (TSX). Further, as part of the NCIB, it has established an automatic share purchase plan (ASPP) with its broker to facilitate repurchases of the Common Shares.

“Our share repurchase program is an important component of the OpenText capital allocation strategy” said Mark J. Barrenechea, OpenText CEO & CTO. “We have confidence in our business and operating model to generate strong margins, cash flows and long-term shareholder value and, as a result, we are raising our authorized limits under our current share repurchase program by 50% to US$450 million.”

The NCIB is in effect for the 12-month period that commenced August 7, 2024 and terminates August 6, 2025 (subject to earlier termination where the maximum purchase limits under the NCIB have been reached). Common Shares can be repurchased under the NCIB in open market transactions on the TSX, the NASDAQ Global Select Market and/or alternative trading systems in Canada and/or the United States, if eligible, subject to applicable law and stock exchange rules. Since the beginning of the NCIB, the Company has purchased for cancellation approximately 8.9 million Common Shares for an aggregate value of approximately US$258 million.

Under the terms of the ASPP, the Company’s broker will be permitted to make purchases at its sole discretion based on parameters set by the Company in accordance with TSX rules, applicable law and the terms of the ASPP, during periods when the Company would ordinarily not be permitted to make purchases, whether due to regulatory restriction or customary self-imposed blackout periods. Outside of such periods, Common Shares can be purchased based on management’s discretion, in compliance with TSX rules and applicable law.

All purchases of Common Shares made under the ASPP will be included in determining the number of Common Shares purchased under the NCIB. The Company is not currently in possession of any material undisclosed information in relation to the Company. The ASPP has been pre-cleared by the TSX and will be effective on March 14, 2025. The ASPP will terminate on the earliest of the date on which: (a) the maximum purchase limits under the NCIB are reached; (b) August 6, 2025; or (c) the Company terminates the ASPP in accordance with its terms.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about Open Text regarding the Company’s capital allocation strategy, its confidence in its business and operating model, ability to generate strong margins, cash flows and long-term shareholder value, the size and timing of the NCIB, potential purchases of Common Shares under the ASPP and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions, are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

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About OpenText

OpenText is the leading Information Management software and services company in the world. We help organizations solve complex global problems with a comprehensive suite of Business Clouds, Business AI, and Business Technology. For more information about OpenText (NASDAQ/TSX: OTEX), please visit us at www.opentext.com.